SECURITIES AND EXCHANGE COMMISSION Washington , D.C. 20549

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FORM 8-K

Current report Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

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Date of Report (date of earliest event reported):	September 26, 2003

COAST HOTELS AND CASINOS, INC. (Exact name of registrant as specified in its charter)

Nevada	333-4356	88-0345706
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 West Tropicana Avenue, Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 365-7000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

        On September 26, 2003, the registrant entered into a new credit facility. A copy of the Amended and Restated Credit Agreement among the registrant, Wells Fargo Bank, National Association and Deutsche Bank Trust Company Americas, as Co-Syndication Agents, Bank of Scotland, as Documentation Agent, The CIT Group/Equipment Financing, Inc., as Co-Agent, the lenders from time to time parties thereto and Bank of America, N.A., as Administrative Agent, is filed herewith as Exhibit 10.34.

        The Amended and Restated Credit Agreement provides for a term loan of $75,000,000 and a revolving loan of $225,000,000, for a total of $300,000,000, with the option, upon the satisfaction of certain conditions, to increase the total credit available under the Amended and Restated Credit Agreement by an additional $50,000,000. These loans mature on September 30, 2008. Commencing on December 31, 2005, and quarterly thereafter, the registrant must make payments equal to 8.3333% of the principal amount of the term loan outstanding as of such date.

        Pursuant to the terms of the Amended and Restated Credit Agreement, Coast Casinos, Inc., the parent company of the registrant, has guarantied the registrant's obligations under the Amended and Restated Credit Agreement. Additionally, the registrant and Coast Casinos, Inc. have pledged their assets, including both real property and intellectual property, in favor of the lenders to secure their respective obligations under the Amended and Restated Credit Agreement and the guaranty. The agreements evidencing these transactions are filed herewith as Exhibits 10.35 through 10.44.

Item 7. Financial statements, Pro Forma Financial Information and Exhibits

Exhibit No.	Description
10.34	Amended and Restated Credit Agreement, dated as of September 26, 2003 by and among Coast Hotels and Casinos, Inc., Wells Fargo Bank, National Association and Deutsche Bank Trust Company Americas, as Co-Syndication Agents, Bank of Scotland, as Documentation Agent, The CIT Group/Equipment Financing, Inc., as Co-Agent, the lenders from time to time parties thereto and Bank of America, N.A., as Administrative Agent

10.35	Amended and Restated Security Agreement of Coast Hotels and Casinos, Inc., dated as of September 26, 2003, by Coast Hotels and Casinos, Inc., in favor of Bank of America, N.A., as Administrative Agent under the Credit Agreement and in favor of each of the lenders named therein.

10.36	Amended and Restated Security Agreement of Coast Casinos, Inc., dated as of September 26, 2003, by Coast Casinos, Inc., in favor of Bank of America, N.A., as Administrative Agent under the Credit Agreement and in favor of each of the lenders named therein.

10.37	Amended and Restated Guaranty, dated as of September 26, 2003, made by Coast Casinos, Inc., in favor of Bank of America, N.A., as Administrative Agent for the benefit of the Lenders that are party to the Credit Agreement.

10.38	Amended and Restated Trademark Security Interest Assignment dated as of September 26, 2003 made by Coast Hotels and Casinos, Inc. and Coast Casinos, Inc., a Nevada corporation, together with each other Person who may become a party hereto, jointly and severally, in favor of Bank of America, N.A., as the Administrative Agent under the Credit Agreement for the ratable benefit of each of the Lenders which are parties to the Credit Agreement from time to time

10.39	Amended and Restated Pledge Agreement dated as of September 26, 2003, made by Coast Casinos, Inc., in favor of and for the benefit of Bank of America, N.A., as Administrative Agent under the Credit Agreement, and in favor of each of the Lenders therein named

10.40	Construction Deed of Trust with Assignment of Rents and Fixture Filing, for the Southcoast Hotel and Casino, made as of September 26, 2003, by Coast Hotels and Casinos, Inc., as trustor, Equitable Deed Company, as trustee, and Bank of America, N.A., as beneficiary, as Administrative Agent for itself and the other lenders now or hereafter a party to that certain Amended and Restated Credit Agreement

10.41	Deed of Trust with Assignment of Rents and Fixture Filing, for the Barbary Coast Hotel and Casino, made as of September 26, 2003, by Coast Hotels and Casinos, Inc., as trustor, Equitable Deed Company, as trustee, and Bank of America, N.A., as beneficiary, as Administrative Agent for itself and the other lenders now or hereafter a party to that certain Amended and Restated Credit Agreement

10.42	Amendment to Amended and Restated Construction Deed of Trust with Assignment of Rents and Fixture Filing, for the Suncoast Hotel and Casino, made as of September 26, 2003, by Coast Hotels and Casinos, Inc., as trustor, Equitable Deed Company, as trustee, and Bank of America, N.A., as beneficiary, as Administrative Agent for itself and the other lenders now or hereafter a party to that certain Amended and Restated Credit Agreement

10.43	Amendment to Amended and Restated Construction Deed of Trust with Assignment of Rents and Fixture Filing, for the Gold Coast Hotel and Casino, made as of September 26, 2003, by Coast Hotels and Casinos, Inc., as trustor, Equitable Deed Company, as trustee, and Bank of America, N.A., as beneficiary, as Administrative Agent for itself and the other lenders now or hereafter a party to that certain Amended and Restated Credit Agreement

10.44	Amendment to Amended and Restated Construction Deed of Trust with Assignment of Rents and Fixture Filing, for The Orleans Hotel and Casino, made as of September 26, 2003, by Coast Hotels and Casinos, Inc., as trustor, Equitable Deed Company, as trustee, and Bank of America, N.A., as beneficiary, as Administrative Agent for itself and the other lenders now or hereafter a party to that certain Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 9, 2003	COAST HOTELS AND CASINOS, INC., a Nevada corporation
	By:	/s/ Gage Parrish
	Name: Title:	Gage Parrish Vice President and Chief Financial Officer